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                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33- 76288, 333-26817, 333-40051) of Dominion Homes, Inc. of our report dated June 4, 1999 relating to the financial statements and schedules of Dominion Homes, Inc. Retirement Plan and Trust, which appear in this Form 11-K.

/s/  PricewaterhouseCoopers LLP

Columbus, Ohio
June 29, 1999

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